Exhibit 99.1

Hubbell Incorporated Completes Acquisition of Aclara Technologies LLC

•	Enhances Hubbell Power Systems’ Leadership Position in Utility Markets

•	Adds High Quality Critical Components with Communication Functionality

•	Expect EPS Accretion in 2018 excluding Acquisition-related and Transaction Costs

•	Expect GAAP EPS Accretion in 2019

SHELTON, CT. (February 5, 2018) – Hubbell Incorporated (NYSE: HUBB) (“Hubbell” or “The Company”) today announced that it has completed its acquisition of Aclara Technologies LLC (“Aclara”). The Company financed the acquisition and related transactions with net proceeds from borrowings under a new unsecured term loan facility in the aggregate principal amount of $500 million, the issuance of 3.50% Senior Notes due 2028 in the aggregate principal amount of $450 million and issuances of commercial paper.

Aclara offers a comprehensive suite of solutions, including advanced metering infrastructure, meters and edge devices, software, and installation services. These products and services provide utilities visibility into their distribution networks, optimize network performance and help engage with their customers. With approximately 1,200 people working with more than 800 electric, water and gas utilities worldwide, Aclara provides actionable insights to help utilities predict, plan and respond to conditions, improve operational efficiency, and promote resource conservation to customers.

“We are pleased to announce we have completed our acquisition of Aclara and welcome the Aclara team to the Hubbell organization,” said David G. Nord, Chairman, President and Chief Executive Officer. “Hubbell Power Systems has demonstrated its ability to successfully integrate acquisitions, and we are excited to combine these two great organizations. We have long admired the position of Aclara’s businesses in the industry, and are confident that Hubbell and Aclara’s combined capabilities will allow us to better service our customers and deliver increased value to our shareholders.”

Aclara’s business units will be managed under Hubbell’s Power segment.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements concerning certain plans, expectations, goals, projections, and statements about the benefits of the Aclara acquisition, Hubbell’s plans, objectives, expectations and intentions and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “target”, “believe”, “continues”, “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations”, “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company’s current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of productivity improvements and cost reduction actions; pension expense; effects of unfavorable foreign currency exchange rates; price and material costs; general economic and business conditions; the impact of and the ability to complete strategic acquisitions and integrate acquired companies; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; litigation relating to the transaction; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2016.

About Aclara

Aclara is a world-class supplier of smart infrastructure solutions (SIS) to water, gas, and electric utilities globally. Aclara SIS offerings include smart meters and other field devices, advanced metering infrastructure and software and services that enable utilities to predict and respond to conditions, leverage their distribution networks effectively and engage with their customers.

About the Company

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2017 revenues of $3.7 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.

Contact:

Steve Beers

Hubbell Incorporated

40 Waterview Drive

P.O. Box 1000

Shelton, CT 06484

(475) 882-4000

######

3